SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 10 , 2002

Date of Report
(Date of earliest event reported)

QUINTON CARDIOLOGY SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-49755	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington (Address of Principal Executive Offices)	98021 (Zip Code)

(425) 402-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant’s Certifying Accountant

Previous Independent Accountant

     As of May 10, 2002, we dismissed Arthur Andersen LLP (“Arthur Andersen”) as our independent accountant. Arthur Andersen has served as our independent accountant since May 1999. The decision to change our independent accountant was recommended by our Audit Committee and approved by our Board of Directors. We have had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

     During the period that Arthur Andersen served as our independent accountant and through the date of this Form 8-K, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We have provided Arthur Andersen with a copy of this disclosure, and we have requested that Arthur Andersen furnish us with a letter addressed to the Securities and Exchange Commission (“SEC”), stating whether it agrees with the above statements. A copy of Arthur Andersen’s letter to the SEC, dated May 10, 2002, is filed as Exhibit 16.1 to this Form 8-K.

New Independent Accountant

     On May 10, 2002, we engaged KPMG LLP (“KPMG”) as our independent accountant to audit our financial statements for the fiscal year ending December 31, 2002. The decision to engage KPMG was recommended by our Audit Committee and approved by our Board of Directors.

     Since May 1999 and through May 10, 2002, we have not consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, that was an important factor we considered in reaching a decision on an accounting, auditing, or financial reporting issue, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was the subject of either a disagreement or a reportable event.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

16.1	Letter from Arthur Andersen LLP to the SEC, dated May 10, 2002, regarding change in Registrant’s certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTON CARDIOLOGY SYSTEMS, INC

By: /s/ Michael K. Matysik Michael K. Matysik Senior Vice President and Chief Financial Officer

Dated: May 10, 2002

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Arthur Andersen LLP to the SEC, dated May 10, 2002, regarding change in Registrant’s certifying accountant.